Exhibit 99.1

Fulton County Superior Court
***EFILED***QW
Date: 4/6/2021 5:03 PM
Cathelene Robinson, Clerk

IN THE SUPERIOR COURT OF FULTON COUNTY

BUSINESS CASE DIVISION

STATE OF GEORGIA

CINDY BEAR,

Plaintiff,

v.

HEALTH DISCOVERY CORPORATION, a
Georgia corporation; GEORGE H. MCGOVERN, III; COLLEEN M. HUTCHINSON; WILLIAM F. FROMHOLZER; JAMES MURPHY; EDWARD MORRISON; MARTY DELMONTE and JAMES DENGLER,

Defendants.

CIVIL ACTION NO. 2020CV333862

ORDER GRANTING MOTION FOR

INVOLUNTARY DISMISSAL WITH PREJUDICE

On January 8, 2021, this Court conducted the first of several case management conferences to address discovery issues in this case, and in particular Plaintiff Cindy Bear's compliance with discovery requests served by the Defendants and this Court's orders requiring her to participate in discovery. Additional discovery hearings were conducted on February 16, 2021, and March 25, 2021. During those hearings, the Court instructed Ms. Bear that she would be required to present evidence in support of the allegations of her complaint. Ms. Bear responded by indicating that she understood the Court's instructions.

On March 2, 2021, Defendants filed a Motion for Involuntary Dismissal of Plaintiffs Complaint With Prejudice under O.C.G.A. §§ 9-11-37(d) and 9-11-41(b) seeking the dismissal of this case with prejudice based on Plaintiff's ongoing failures to participate in discovery, including her failure to respond to a request for production, to produce documents, or to appear for her properly noticed deposition. At the March 25, 2021 hearing', this Court ordered Ms. Bear to appear for her deposition to be taken remotely on March 31, 2021 and April 1, 2021. The Court warned Ms. Bear that her failure to appear at these depositions or to participate fully in them would result in the dismissal of this case with prejudice. Ms. Bear responded indicating that she understood the Court's warning. Defendants served a notice of these depositions on March 25, 2021. Ms. Bear did not appear for the March 31, 2021 deposition.

Therefore, the Court finds that Plaintiff Cindy Bear has knowingly and willfully failed to participate in discovery, and violated this Court's orders. Accordingly, the Court hereby GRANTS Defendants' Motion for Involuntary Dismissal. Plaintiffs complaint is dismissed with prejudice in its entirety.

SO ORDERED this 6th day of April, 2021.

/s/ Eric A. Richardson
Honorable Eric A. Richardson Superior Court of Fulton County Business Case Division

Fulton County Superior Court
***EFILED***QW
Date: 4/6/2021 5:08 PM
Cathelene Robinson, Clerk

IN THE SUPERIOR COURT OF FULTON COUNTY

BUSINESS CASE DIVISION

STATE OF GEORGIA

CINDY BEAR,

Plaintiff,

v.

HEALTH DISCOVERY CORPORATION, a
Georgia corporation; GEORGE H. MCGOVERN, III; COLLEEN M. HUTCHINSON; WILLIAM F. FROMHOLZER; JAMES MURPHY; EDWARD MORRISON; MARTY DELMONTE and JAMES DENGLER,

Defendants.

CIVIL ACTION NO. 2020CV333862

FINAL ORDER AND JUDGMENT IN FAVOR OF DEFENDANTS

This derivative action was filed by Plaintiffs William F. Quirk, Jr.1 and Cindy Bear as shareholders of Defendant Health Discovery Corporation. The complaint alleges six causes of action against the company, its board of directors, and its former lender: Count One (Demand to Inspect and Copy Corporate Records under O.C.G.A. § 14-2-1602), Count Two (Demand for Court Ordered Annual Meeting under O.C.G.A. § 14-2-703(a)), Count Three (Demand for Court Ordered Special Meeting (O.C.G.A. § 14-2-703(b)), Count Four (Injunction of Ultra Vires Acts under O.C.G.A. § 14-2-304), Cow1t Five (Declaratory Judgment), and Count Six (Preliminary and Permanent Injunctive Relief).

_________________________

1 On September 23, 2020, Mr. Quirk voluntarily dismissed his claims against the Defendants. Because this was the second dismissal of these claims, that dismissal was with prejudice and constitutes an adjudication on the merits under O.C.G.A. § 9-l l-41(a)(3).

As set forth in the Court's April 6, 2021 Order Granting Motion for Involuntary Dismissal With Prejudice, discovery disputes among the parties arose. Those disputes culminated in the entry of the above-referenced order, which dismissed Plaintiffs claims with prejudice as a sanction for her failure to comply with the Court's discovery orders. Accordingly, under O.C.G.A. § 9-11-58,

IT IS HEREBY ORDERED AND ADJUDGED that FINAL JUDGMENT IS HEREBY ENTERED in favor of Defendants Health Discovery Corporation, George H. McGovern, III, Colleen M. Hutchinson, William F. Fromholzer, James Murphy, Edward Morrison, Marty Delmonte, and James Dengler and against Plaintiff Cindy Bear on all of Plaintiffs claims against all of the Defendants, and Plaintiff shall take nothing from this action.

SO ORDERED this 6th day of April, 2021.

/s/ Eric A. Richardson
Honorable Eric A. Richardson Superior Court of Fulton County Business Case Division